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                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 333-106330, 333-39738, 333-66426 and 333-120100 on Form S-8
and Registration Statement Nos. 333-47714, 333-120111 and 333-128002 on Form S-3 of our report dated February 27, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Public Service Enterprise Group Incorporated (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations described in Note 3), and our report dated February 27, 2006, relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 2005.

Deloitte & Touche LLP

February 27, 2006